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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2001, except for Notes 1 and 9, as to which the date is April 4, 2001 relating to the financial statements, which appears in Canyon Resources Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such registration statement.


PricewaterhouseCoopers LLP
Denver, CO
May 21, 2001